EXHIBIT 21.1

Payment Data Systems, Inc.

Subsidiaries of the Registrant

Subsidiary Legal Name

Jurisdiction of Incorporation

Ficentive, Inc.

Nevada

Zbill, Inc.

Nevada

billserv.com-canada, Inc.

Nevada